Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This Certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Quarterly Report on Form 10-Q of Revolution Lighting Technologies, Inc. for the quarter ended March 31, 2014, each of the undersigned hereby certifies in his capacity as an officer of Revolution Lighting Technologies, Inc. that to such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Robert V. LaPenta
Dated: May 12, 2014		Robert V. LaPenta
Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Charles J. Schafer
Dated: May 12, 2014		Charles J. Schafer
President and Chief Financial Officer
(Principal Financial Officer)